Exhibit 99.1

Ventas Reports Six Percent Increase in First Quarter 2014 Normalized FFO to $1.09 Per Diluted Share

Ventas Improves Its Outlook for 60 Skilled Nursing Facilities

CHICAGO--(BUSINESS WIRE)--April 25, 2014--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended March 31, 2014 increased seven percent to $323.4 million, from $301.6 million for the comparable 2013 period. Normalized FFO per diluted common share was $1.09 for the quarter ended March 31, 2014, a six percent increase from $1.03 for the comparable 2013 period. Normalized FFO per share grew seven percent in the first quarter of 2014, excluding non-cash items, computed consistent with prior periods. Weighted average diluted shares outstanding for the quarter increased one percent to 296.2 million, compared to 293.9 million in 2013.

“Ventas had another terrific quarter of superior growth in cash flow and normalized FFO per share,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “Consistent with our strategy, we have recently expanded our international presence with the acquisition of three high-quality, private hospitals in the United Kingdom. We also closed a highly successful $700 million bond offering that improves our already outstanding balance sheet, liquidity and maturity schedule. We continue to see highly favorable trends in global healthcare real estate that should drive continued internal and external growth for Ventas.”

Ventas’s continued growth in normalized FFO per diluted common share is due primarily to the Company’s 2013 investments, same-store growth in its seniors housing operating and triple-net leased portfolios and receipt of fees and other payments. These benefits were partially offset by higher debt balances, increases in general and administrative expenses and asset sales and loan repayments since the end of the first quarter of 2013.

Normalized FFO for the quarters ended March 31, 2014 and 2013 excludes the net expense (totaling $13.6 million, or $0.05 per diluted share, in 2014 and $6.3 million, or $0.02 per diluted share, in 2013) from merger-related expenses and deal costs (including integration and severance-related costs), non-cash income tax expense and amortization of other intangibles, partially offset by net gains on extinguishment of debt.

Net income attributable to common stockholders for the quarter ended March 31, 2014 was $121.0 million, or $0.41 per diluted common share, including discontinued operations of $3.0 million. Net income attributable to common stockholders for the quarter ended March 31, 2013 was $112.2 million, or $0.38 per diluted common share, including expense associated with discontinued operations of $8.4 million. This $8.9 million increase in net income attributable to common stockholders in 2014 over the prior year is primarily the result of the Company’s continued growth and receipt of fees and other payments, as described above.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended March 31, 2014 increased five percent to $309.8 million, from $295.3 million in the comparable 2013 period. This increase in NAREIT FFO is due primarily to the factors described above for net income attributable to common stockholders. NAREIT FFO per diluted common share for the quarter ended March 31, 2014 also increased five percent to $1.05, from $1.00 in 2013.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

First Quarter 2014 Same-Store NOI Grows 5.5 Percent Sequentially and 4.6 Percent Versus the First Quarter of 2013

At March 31, 2014, the Company’s seniors housing operating portfolio included 237 communities: Atria Senior Living, Inc. (“Atria”) manages 142 seniors housing communities and Sunrise Senior Living, LLC (“Sunrise”) manages 95 seniors housing communities. First quarter 2014 Net Operating Income (“NOI”) after management fees for this portfolio totaled $122.7 million and average unit occupancy was 90.6 percent.

For the 235 private pay seniors housing communities owned by the Company for the full first quarter of 2014 and fourth quarter of 2013, NOI after management fees grew 5.5 percent and REVPOR (revenue per occupied room) grew 1.8 percent.

For the 220 private pay seniors housing communities owned by the Company for the full first quarters of 2014 and 2013, NOI after management fees grew 4.6 percent and REVPOR grew 2.5 percent.

FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Investments and Dispositions

  Ventas invested $208 million in the first quarter, excluding development and redevelopment projects. Highlights of the investments are:
    The expected first-year NOI yield after-tax is 8.7 percent. Of the $208 million invested, $183 million was invested in three private hospitals located in the United Kingdom. These assets are subject to long-term triple-net leases. The tenant is the second largest private hospital operator in the United Kingdom. Current cash flow coverage of rent exceeds 2x and annual rent escalators are at least three percent.
  Ventas sold six properties for approximately $26 million in aggregate proceeds, at a yield of nine percent.
  The Company has over $100 million of additional investments under contract that it expects to close in the second quarter. However, there can be no assurances as to whether or, if so, when these transactions will close.

Liquidity, Capital Raising and Balance Sheet

  In April, Ventas issued and sold $700 million aggregate principal amount of senior notes with a weighted average interest rate of 2.75 percent and a weighted average maturity of seven years.
  The Company repaid approximately $56 million of mortgages that had a weighted average interest rate of 6.2 percent (cash) and 3.8 percent (GAAP). The Company also anticipates repaying over $200 million in mortgage debt in the second and third quarters, with an approximate GAAP interest rate of four percent and an approximate cash interest rate of six percent.
  Ventas’s debt to total capitalization is currently 34 percent.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at March 31, 2014 was 5.5x.
  Currently, the Company has available substantially all $2 billion of liquidity under its revolving credit facility and approximately $260 million of cash on hand.

PORTFOLIO UPDATE AND ADDITIONAL INFORMATION

  Same-store cash NOI growth for the Company’s total portfolio (1,359 assets) was 3.7 percent for the quarter ended March 31, 2014 compared to the 2013 first quarter.
  As announced on October 1, 2013, Ventas entered into favorable agreements with Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) to extend the leases at a higher rental rate for 48 of the 108 licensed healthcare assets whose current lease term expires September 30, 2014 (the “Renewal Assets”). The Renewal Assets consist of 86 skilled nursing facilities (“SNFs”) and 22 long-term acute care hospitals.
    The Company currently has signed leases for 55 of the 60 SNFs that were not re-leased by Kindred, six of which have already been transitioned to the replacement tenant. The Company intends to sell the remaining five SNFs, four of which are under contract for sale.
    Ventas now expects that the net impact of its agreements with Kindred and prospective new leases will be substantially breakeven to its 2015 NOI and normalized FFO per share. Although the Company expects to successfully complete all of these transactions by October 1, 2014, they remain subject to regulatory approval and other conditions, and there can be no assurance that the Company will be able to do so on a timely basis, if at all, or that expected normalized FFO and NOI results will be achieved.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS REAFFIRMS 2014 NORMALIZED FFO GUIDANCE OF $4.31 TO $4.37 PER DILUTED SHARE

Ventas continues to expect its 2014 normalized FFO per diluted share, excluding the impact of unannounced additional acquisitions, divestitures and capital transactions, to range between $4.31 and $4.37. The Company’s guidance range represents approximately 5.5 to seven percent per share growth in normalized FFO, excluding non-cash items (projected to be $0.10 per diluted share), computed consistent with prior periods. A reconciliation of the Company’s guidance, and the non-cash items, to the Company’s projected GAAP earnings is attached to this press release at page 11.

The Company also continues to expect 2014 NOI for its total Atria- and Sunrise-managed seniors housing operating portfolio to be between $488 million and $500 million, representing approximately four to six percent same-store NOI growth. Its normalized FFO guidance further assumes completion of the Kindred and SNF transactions described above on their current terms; no material changes to current applicable foreign currency exchange rates; completion of approximately $100 million in pending additional investments, repayment of over $200 million in mortgage debt, and the $700 million bond issuance as described above; and the previously disclosed disposal of an asset pursuant to a pre-existing purchase option for $34.4 million (an 11.2 percent NOI yield) and reinvestment of proceeds at market yields.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes, with certain immaterial exceptions, that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes, other than as specifically stated, (a) net gains on the sales of real property assets, including gain on re-measurement of equity method investments, (b) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future unannounced acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the financial impact of contingent consideration, severance-related costs, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

The Company’s guidance is based on a number of other assumptions that are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The dial-in number for the conference call is (866) 515-2914. The participant passcode is “Ventas.” The conference call is being webcast live by NASDAQ OMX and can be accessed at the Company’s website at www.ventasreit.com. A replay of the webcast will be available today online, or by calling (888) 286-8010, passcode 45113011, beginning at approximately 2:00 p.m. Eastern Time and will be archived for 28 days.

Ventas, Inc., an S&P 500 company, is a leading real estate investment trust. Its diverse portfolio of nearly 1,500 assets in the United States, Canada and the United Kingdom consists of seniors housing communities, medical office buildings, skilled nursing and other facilities, and hospitals. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, borrowers’ or managers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. These forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including investments in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal or state budgets resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition, including new construction in the markets in which the Company’s seniors housing communities and MOBs are located; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high-quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2013 and for the year ending December 31, 2014; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant or manager, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant or manager; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in exchange rates for any foreign currency in which the Company may, from time to time, conduct business; (p) year-over-year changes in the Consumer Price Index or the UK Retail Price Index and the effect of those changes on the rent escalators contained in the Company’s leases and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the Company’s liquidity, financial condition and results of operations or that of the Company’s tenants, operators, borrowers and managers, and the ability of the Company and the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including the Company’s ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; (x) merger and acquisition activity in the seniors housing and healthcare industries resulting in a change of control of, or a competitor’s investment in, one or more of the Company’s tenants, operators, borrowers or managers or significant changes in the senior management of the Company’s tenants, operators, borrowers or managers; and (y) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2014	2013	2013	2013	2013

Assets
Real estate investments:
Land and improvements	$1,867,146	$1,855,968	$1,856,739	$1,783,664	$1,764,208
Buildings and improvements	18,658,616	18,457,028	18,383,075	17,238,843	16,977,860
Construction in progress	71,862	80,415	79,172	99,947	72,714
Acquired lease intangibles	1,014,711	1,010,181	1,012,163	990,548	984,023
	21,612,335	21,403,592	21,331,149	20,113,002	19,798,805
Accumulated depreciation and amortization	(3,515,868)	(3,328,006)	(3,156,206)	(2,977,154)	(2,803,068)
Net real estate property	18,096,467	18,075,586	18,174,943	17,135,848	16,995,737
Secured loans receivable and investments, net	376,074	376,229	400,889	470,441	490,107
Investments in unconsolidated entities	90,929	91,656	91,531	93,155	94,257
Net real estate investments	18,563,470	18,543,471	18,667,363	17,699,444	17,580,101
Cash and cash equivalents	59,791	94,816	54,672	62,421	57,690
Escrow deposits and restricted cash	76,110	84,657	98,200	94,492	99,225
Deferred financing costs, net	59,726	62,215	55,242	50,821	54,079
Other assets	943,671	946,335	1,003,881	889,404	915,826
Total assets	$19,702,768	$19,731,494	$19,879,358	$18,796,582	$18,706,921

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$9,481,051	$9,364,992	$9,413,318	$8,420,073	$8,295,908
Accrued interest	61,083	54,349	62,176	50,860	58,086
Accounts payable and other liabilities	938,098	1,001,515	1,019,166	887,314	910,692
Deferred income taxes	252,499	250,167	248,369	247,591	261,122
Total liabilities	10,732,731	10,671,023	10,743,029	9,605,838	9,525,808

Redeemable OP unitholder and noncontrolling interests	160,115	156,660	171,921	184,217	194,302

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 294,346; 297,901; 297,328; 296,940 and 295,823 shares issued at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively	73,599	74,488	74,345	74,248	73,969
Capital in excess of par value	9,858,733	10,078,592	10,032,285	9,996,095	9,904,694
Accumulated other comprehensive income	18,464	19,659	21,293	19,752	21,828
Retained earnings (deficit)	(1,218,967)	(1,126,541)	(1,021,628)	(943,384)	(861,434)
Treasury stock, 3; 3,712; 3,699; 3,698 and 3,736 shares at March 31, 2014, December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively	(162)	(221,917)	(221,203)	(221,129)	(223,709)
Total Ventas stockholders' equity	8,731,667	8,824,281	8,885,092	8,925,582	8,915,348
Noncontrolling interest	78,255	79,530	79,316	80,945	71,463
Total equity	8,809,922	8,903,811	8,964,408	9,006,527	8,986,811
Total liabilities and equity	$19,702,768	$19,731,494	$19,879,358	$18,796,582	$18,706,921

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2014 and 2013
(In thousands, except per share amounts)

	For the Three Months
	Ended March 31,

	2014	2013
Revenues:
Rental income:
Triple-net leased	$237,846	$212,534
Medical office buildings	115,223	110,416
	353,069	322,950
Resident fees and services	371,061	339,170
Medical office building and other services revenue	6,300	3,648
Income from loans and investments	10,767	16,103
Interest and other income	273	1,038
Total revenues	741,470	682,909

Expenses:
Interest	87,841	78,634
Depreciation and amortization	193,594	175,468
Property-level operating expenses:
Senior living	248,295	230,908
Medical office buildings	39,345	36,293
	287,640	267,201
Medical office building services costs	3,371	1,639
General, administrative and professional fees	32,866	28,774
Gain on extinguishment of debt, net	(259)	—
Merger-related expenses and deal costs	10,760	4,262
Other	5,229	4,587
Total expenses	621,042	560,565

Income before income from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	120,428	122,344
Income from unconsolidated entities	248	929
Income tax expense	(3,433)	(1,744)
Income from continuing operations	117,243	121,529
Discontinued operations	3,031	(8,431)
Gain on real estate dispositions, net	1,000	—
Net income	121,274	113,098
Net income attributable to noncontrolling interest	227	905
Net income attributable to common stockholders	$121,047	$112,193

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.40	$0.41
Discontinued operations	0.01	(0.03)
Net income attributable to common stockholders	$0.41	$0.38
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.40	$0.41
Discontinued operations	0.01	(0.03)
Net income attributable to common stockholders	$0.41	$0.38

Weighted average shares used in computing earnings per common share:
Basic	293,875	291,455
Diluted	296,245	293,924

Dividends declared per common share	$0.725	$0.67

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2014 First	2013 Quarters
	Quarter	Fourth	Third	Second	First

Revenues:
Rental income:
Triple-net leased	$237,846	$232,873	$218,698	$213,171	$212,534
Medical office buildings	115,223	114,635	114,779	110,277	110,416
	353,069	347,508	333,477	323,448	322,950
Resident fees and services	371,061	366,129	359,112	341,594	339,170
Medical office building and other services revenue	6,300	6,478	4,146	3,537	3,648
Income from loans and investments	10,767	12,924	14,448	14,733	16,103
Interest and other income	273	146	66	797	1,038
Total revenues	741,470	733,185	711,249	684,109	682,909

Expenses:
Interest	87,841	90,274	83,764	82,237	78,634
Depreciation and amortization	193,594	198,042	177,038	171,527	175,468
Property-level operating expenses:
Senior living	248,295	250,123	244,316	231,337	230,908
Medical office buildings	39,345	37,938	40,566	38,151	36,293
	287,640	288,061	284,882	269,488	267,201
Medical office building services costs	3,371	3,358	1,651	1,667	1,639
General, administrative and professional fees	32,866	30,349	28,659	27,324	28,774
(Gain) loss on extinguishment of debt, net	(259)	2,110	(189)	(720)	—
Merger-related expenses and deal costs	10,760	4,497	6,208	6,667	4,262
Other	5,229	5,407	4,353	4,385	4,587
Total expenses	621,042	622,098	586,366	562,575	560,565

Income before income (loss) from unconsolidated entities, income taxes, discontinued operations, real estate dispositions and noncontrolling interest	120,428	111,087	124,883	121,534	122,344
Income (loss) from unconsolidated entities	248	(1,041)	110	(506)	929
Income tax (expense) benefit	(3,433)	(1,272)	2,780	12,064	(1,744)
Income from continuing operations	117,243	108,774	127,773	133,092	121,529
Discontinued operations	3,031	(115)	(9,174)	(18,559)	(8,431)
Gain on real estate dispositions, net	1,000	—	—	—	—
Net income	121,274	108,659	118,599	114,533	113,098
Net income (loss) attributable to noncontrolling interest	227	219	303	(47)	905
Net income attributable to common stockholders	$121,047	$108,440	$118,296	$114,580	$112,193

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.40	$0.37	$0.43	$0.45	$0.41
Discontinued operations	0.01	(0.00)	(0.03)	(0.06)	(0.03)
Net income attributable to common stockholders	$0.41	$0.37	$0.40	$0.39	$0.38
Diluted:
Income from continuing operations attributable to common stockholders, including real estate dispositions	$0.40	$0.37	$0.43	$0.45	$0.41
Discontinued operations	0.01	(0.00)	(0.03)	(0.06)	(0.03)
Net income attributable to common stockholders	$0.41	$0.37	$0.40	$0.39	$0.38

Weighted average shares used in computing earnings per common share:
Basic	293,875	293,674	292,818	292,635	291,455
Diluted	296,245	296,047	295,190	295,123	293,924

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2014 and 2013
(In thousands)
	2014	2013
Cash flows from operating activities:
Net income	$121,274	$113,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	193,876	186,943
Amortization of deferred revenue and lease intangibles, net	(5,383)	(3,310)
Other non-cash amortization	(1,965)	(5,329)
Stock-based compensation	6,044	5,662
Straight-lining of rental income, net	(7,914)	(7,865)
Gain on extinguishment of debt, net	(259)	—
Gain on real estate dispositions, net (including amounts in discontinued operations)	(2,437)	(477)
Gain on real estate loan investments	—	(340)
Income tax expense	3,433	1,744
(Income) loss from unconsolidated entities	(248)	312
Gain on re-measurement of equity interest upon acquisition, net	—	(1,241)
Other	3,076	2,905
Changes in operating assets and liabilities:
Decrease (increase) in other assets	6,241	(10,459)
Increase in accrued interest	6,753	10,530
Decrease in accounts payable and other liabilities	(38,070)	(61,868)
Net cash provided by operating activities	284,421	230,305
Cash flows from investing activities:
Net investment in real estate property	(181,866)	(56,175)
Purchase of noncontrolling interest	—	(3,186)
Investment in loans receivable and other	(1,192)	(2,789)
Proceeds from real estate disposals	26,150	11,250
Proceeds from loans receivable	1,163	146,394
Purchase of marketable debt securities	(25,000)	—
Funds held in escrow for future development expenditures	2,602	5,440
Development project expenditures	(23,948)	(21,588)
Capital expenditures	(16,134)	(19,795)
Other	(125)	(78)
Net cash (used in) provided by investing activities	(218,350)	59,473
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	181,754	(375,916)
Proceeds from debt	—	916,871
Repayment of debt	(67,773)	(635,793)
Payment of deferred financing costs	(167)	(13,808)
Issuance of common stock, net	—	5,050
Cash distribution to common stockholders	(213,473)	(195,700)
Cash distribution to redeemable OP unitholders	(1,402)	(1,151)
Purchases of redeemable OP units	—	(108)
Distributions to noncontrolling interest	(2,237)	(1,450)
Other	1,641	2,058
Net cash used in financing activities	(101,657)	(299,947)
Net decrease in cash and cash equivalents	(35,586)	(10,169)
Effect of foreign currency translation on cash and cash equivalents	561	(49)
Cash and cash equivalents at beginning of period	94,816	67,908
Cash and cash equivalents at end of period	$59,791	$57,690

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,952	$8,839
Other assets acquired	—	668
Other liabilities	2,952	6,422
Deferred income tax liability	—	1,532
Noncontrolling interests	—	1,553

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2014 First	2013 Quarters
	Quarter	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$121,274	$108,659	$118,599	$114,533	$113,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	193,876	200,556	188,393	193,989	186,943
Amortization of deferred revenue and lease intangibles, net	(5,383)	(4,634)	(4,156)	(3,693)	(3,310)
Other non-cash amortization	(1,965)	(3,369)	(3,975)	(4,072)	(5,329)
Stock-based compensation	6,044	5,643	4,210	5,138	5,662
Straight-lining of rental income, net	(7,914)	(9,375)	(6,835)	(6,465)	(7,865)
(Gain) loss on extinguishment of debt, net	(259)	2,110	(189)	(873)	—
Gain on real estate dispositions, net (including amounts in discontinued operations)	(2,437)	(1,376)	(46)	(1,718)	(477)
Gain on real estate loan investments	—	(1,458)	(2,499)	(759)	(340)
Gain on sale of marketable debt securities	—	—	—	(856)	—
Income tax expense (benefit)	3,433	1,272	(2,780)	(12,064)	1,744
(Income) loss from unconsolidated entities	(248)	1,041	(111)	506	312
Gain on re-measurement of equity interest upon acquisition, net	—	—	—	—	(1,241)
Other	3,076	2,274	2,261	967	2,905
Changes in operating assets and liabilities:
Decrease (increase) in other assets	6,241	27,442	(11,717)	(5,956)	(10,459)
Increase (decrease) in accrued interest	6,753	(7,818)	11,309	(7,215)	10,530
(Decrease) increase in accounts payable and other liabilities	(38,070)	38,359	35,277	5,921	(61,868)
Net cash provided by operating activities	284,421	359,326	327,741	277,383	230,305
Cash flows from investing activities:
Net investment in real estate property	(181,866)	(78,236)	(1,075,144)	(227,447)	(56,175)
Purchase of noncontrolling interest	—	(6,436)	(1,771)	(2,938)	(3,186)
Investment in loans receivable and other	(1,192)	(3,246)	(2,385)	(29,543)	(2,789)
Proceeds from real estate disposals	26,150	6,400	4,901	13,040	11,250
Proceeds from loans receivable	1,163	26,362	81,113	71,649	146,394
Purchase of marketable debt securities	(25,000)	—	—	—	—
Proceeds from sale or maturity of marketable securities	—	—	—	5,493	—
Funds held in escrow for future development expenditures	2,602	4,269	3,373	6,376	5,440
Development project expenditures	(23,948)	(21,034)	(26,423)	(26,696)	(21,588)
Capital expenditures	(16,134)	(30,980)	(18,175)	(12,664)	(19,795)
Other	(125)	(1,758)	—	(333)	(78)
Net cash (used in) provided by investing activities	(218,350)	(104,659)	(1,034,511)	(203,063)	59,473
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	181,754	(71,443)	188,340	94,990	(375,916)
Proceeds from debt	—	1,000,702	848,389	1,584	916,871
Repayment of debt	(67,773)	(951,960)	(155,014)	(49,725)	(635,793)
Payment of deferred financing costs	(167)	(11,300)	(6,980)	811	(13,808)
Issuance of common stock, net	—	35,341	23,618	77,334	5,050
Cash distribution to common stockholders	(213,473)	(213,353)	(196,540)	(196,530)	(195,700)
Cash distribution to redeemable OP unitholders	(1,402)	(1,561)	(1,166)	(1,162)	(1,151)
Purchases of redeemable OP units	—	(342)	(109)	(100)	(108)
Contributions from noncontrolling interest	—	301	—	2,094	—
Distributions to noncontrolling interest	(2,237)	(1,672)	(2,569)	(3,595)	(1,450)
Other	1,641	788	1,022	4,750	2,058
Net cash (used in) provided by financing activities	(101,657)	(214,499)	698,991	(69,549)	(299,947)
Net (decrease) increase in cash and cash equivalents	(35,586)	40,168	(7,779)	4,771	(10,169)
Effect of foreign currency translation on cash and cash equivalents	561	(24)	30	(40)	(49)
Cash and cash equivalents at beginning of period	94,816	54,672	62,421	57,690	67,908
Cash and cash equivalents at end of period	$59,791	$94,816	$54,672	$62,421	$57,690

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$2,952	$2,508	$131,427	$81,181	$8,839
Other assets acquired	—	109	3,964	1,894	668
Debt assumed	—	—	115,246	68,602	—
Other liabilities	2,952	2,285	17,090	4,071	6,422
Deferred income tax liability	—	332	3,055	262	1,532
Noncontrolling interests	—	—	—	10,140	1,553

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations (FFO) Including and Excluding Non-Cash Items [1]
(Dollars in thousands, except per share amounts)

							Tentative Estimates
							Preliminary and		Midpoint
							Subject to Change		YOY
	2013					2014	FY2014 - Guidance		Growth
	Q1	Q2	Q3	Q4	FY	Q1	Low	High	'13-'14E
Net income attributable to common stockholders	$112,193	$114,580	$118,296	$108,440	$453,509	$121,047	$489,919	$525,209
Net income attributable to common stockholders per share	$0.38	$0.39	$0.40	$0.37	$1.54	$0.41	$1.65	$1.77

Adjustments:
Depreciation and amortization on real estate assets	174,190	170,111	175,591	196,520	716,412	192,043	764,158	754,158
Depreciation on real estate assets related to noncontrolling interest	(2,502)	(2,617)	(2,719)	(2,674)	(10,512)	(2,644)	(9,673)	(11,673)
Depreciation on real estate assets related to unconsolidated entities	1,646	1,622	1,634	1,641	6,543	1,494	6,495	5,495
Gain on re-measurement of equity interest upon acquisition, net	(1,241)	—	—	—	(1,241)	—	—	—
Gain on real estate dispositions, net	—	—	—	—	—	(1,000)	(13,000)	(16,000)
Discontinued operations:
Gain on real estate dispositions, net	(477)	(1,718)	(488)	(1,376)	(4,059)	(1,438)	(438)	(2,438)
Depreciation and amortization on real estate assets	11,475	22,463	11,354	2,514	47,806	281	1,000	3,000
Subtotal: FFO add-backs	183,091	189,861	185,372	196,625	754,949	188,736	748,542	732,542
Subtotal: FFO add-backs per share	$0.62	$0.64	$0.63	$0.66	$2.56	$0.64	$2.52	$2.47
FFO	$295,284	$304,441	$303,668	$305,065	$1,208,458	$309,783	$1,238,461	$1,257,751	3%
FFO per share	$1.00	$1.03	$1.03	$1.03	$4.09	$1.05	$4.18	$4.24	3%

Adjustments:
Merger-related expenses and deal costs	4,262	6,592	6,209	4,497	21,560	10,761	15,000	20,000
Income tax expense (benefit)	1,744	(12,064)	(2,780)	1,272	(11,828)	3,433	16,000	13,500
(Gain) loss on extinguishment of debt, net	—	(873)	(189)	2,110	1,048	(810)	7,000	4,000
Change in fair value of financial instruments	25	—	—	424	449	(68)	(68)	(68)
Amortization of other intangibles	256	255	256	255	1,022	256	1,522	522
Subtotal: normalized FFO add-backs	6,287	(6,090)	3,496	8,558	12,251	13,572	39,454	37,954
Subtotal: normalized FFO add-backs per share	$0.02	$(0.02)	$0.01	$0.03	$0.04	$0.05	$0.13	$0.13
Normalized FFO	$301,571	$298,351	$307,164	$313,623	$1,220,709	$323,355	$1,277,915	$1,295,705	5%
Normalized FFO per share	$1.03	$1.01	$1.04	$1.06	$4.14	$1.09	$4.31	$4.37	5%

Non-cash items included in normalized FFO:
Amortization of deferred revenue and lease intangibles, net	(3,310)	(3,693)	(4,156)	(4,634)	(15,793)	(5,383)	(16,526)	(17,000)
Other non-cash amortization, including fair market value of debt	(5,329)	(4,072)	(3,975)	(3,369)	(16,745)	(1,965)	(3,383)	(3,883)
Stock-based compensation	5,662	5,138	4,210	5,643	20,653	6,044	22,500	24,200
Straight-lining of rental income, net	(7,865)	(6,465)	(6,835)	(9,375)	(30,540)	(7,914)	(33,539)	(34,300)
Subtotal: non-cash items included in normalized FFO	(10,842)	(9,092)	(10,756)	(11,735)	(42,425)	(9,218)	(30,948)	(30,983)
Subtotal: normalized FFO add-backs per share	$(0.04)	$(0.03)	$(0.04)	$(0.04)	$(0.14)	$(0.03)	$(0.10)	$(0.10)
Normalized FFO, excluding non-cash items	$290,729	$289,259	$296,408	$301,888	$1,178,284	$314,137	$1,246,967	$1,264,722	7%
Normalized FFO per share, excluding non-cash items	$0.99	$0.98	$1.00	$1.02	$3.99	$1.06	$4.21	$4.27	6%
Weighted average diluted shares	293,924	295,123	295,190	296,047	295,110	296,245	296,500	296,500

[1] Totals and per share amounts may not add due to rounding. Per share quarterly amounts may not add to annual per share amounts due to material changes in the Company’s weighted average diluted share count, if any.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. In particular, the Company believes that normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of FFO and normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property, including gain on re-measurement of equity method investments, and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) merger-related costs and expenses, including amortization of intangibles, transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to acquisition lawsuits; (b) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement; (d) except as specifically stated in the case of guidance, the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions; and (e) the financial impact of contingent consideration, severance-related costs, charitable donations made to the Ventas Charitable Foundation, gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein may not be identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended March 31, 2014, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding gains or losses on extinguishment of debt, income or loss from noncontrolling interest and unconsolidated entities, loss from merger-related expenses and deal costs, net gains on real estate activity and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$121,047
Pro forma adjustments for current period investments, capital
transactions and dispositions	3,407
Pro forma net income for the three months ended March 31, 2014	124,454
Add back:
Pro forma interest	89,280
Pro forma depreciation and amortization	193,816
Stock-based compensation	6,044
Gain on real estate dispositions, net	(2,437)
Gain on extinguishment of debt, net	(259)
Income from unconsolidated entities	(248)
Noncontrolling interest	227
Income tax expense	3,433
Change in fair value of financial instruments	(68)
Other taxes	1,227
Pro forma merger-related expenses and deal costs	10,760
Adjusted Pro Forma EBITDA	$426,229
Adjusted Pro Forma EBITDA annualized	$1,704,916

As of March 31, 2014:
Debt	$9,481,051
Cash, including cash escrows pertaining to debt	(84,933)
Net debt	$9,396,118

Net debt to Adjusted Pro Forma EBITDA	5.5	x

NON-GAAP FINANCIAL MEASURES RECONCILIATION [1,2]
NOI by Segment
(In thousands)

	2014 First	2013 Quarters
	Quarter	Fourth	Third	Second	First
Revenues

Triple-Net
Triple-Net Rental Income	$237,846	$232,873	$218,698	$213,171	$212,534

Medical Office Buildings
Medical Office - Stabilized	107,427	106,661	107,139	101,148	101,437
Medical Office - Lease up	7,587	7,668	7,361	8,863	8,696
Medical Office - Other	209	306	279	266	283
Total Medical Office Buildings - Rental Income	115,223	114,635	114,779	110,277	110,416
Total Rental Income	353,069	347,508	333,477	323,448	322,950

Medical Office Building Services Revenue	4,652	4,851	2,530	2,159	2,537
Total Medical Office Buildings - Revenue	119,875	119,486	117,309	112,436	112,953

Triple-Net Services Revenue	1,148	1,127	1,116	1,115	1,111
Non-Segment Services Revenue	500	500	500	263	—
Total Medical Office Building and Other Services Revenue	6,300	6,478	4,146	3,537	3,648

Seniors Housing Operating
Seniors Housing - Stabilized	361,404	360,064	355,294	336,754	326,880
Seniors Housing - Lease up	9,018	5,422	3,152	4,114	11,548
Seniors Housing - Other	639	643	666	726	742
Total Resident Fees and Services	371,061	366,129	359,112	341,594	339,170

Non-Segment Income from Loans and Investments	10,767	12,924	14,448	14,733	16,103
Total Revenues, excluding Interest and Other Income	741,197	733,039	711,183	683,312	681,871

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	36,461	35,126	37,563	34,897	33,389
Medical Office - Lease up	2,847	2,677	2,897	3,166	2,818
Medical Office - Other	37	135	106	88	86
Total Medical Office Buildings	39,345	37,938	40,566	38,151	36,293

Seniors Housing Operating
Seniors Housing - Stabilized	241,298	245,404	241,319	227,907	222,362
Seniors Housing - Lease up	6,420	4,145	2,392	2,814	7,933
Seniors Housing - Other	577	574	605	616	613
Total Seniors Housing	248,295	250,123	244,316	231,337	230,908
Total Property-Level Operating Expenses	287,640	288,061	284,882	269,488	267,201

Medical Office Building Services Costs	3,371	3,358	1,651	1,667	1,639

Net Operating Income

Triple-Net
Triple-Net Properties	237,846	232,873	218,698	213,171	212,534
Triple-Net Services Revenue	1,148	1,127	1,116	1,115	1,111
Total Triple-Net	238,994	234,000	219,814	214,286	213,645

Medical Office Buildings
Medical Office - Stabilized	70,966	71,535	69,576	66,251	68,048
Medical Office - Lease up	4,740	4,991	4,464	5,697	5,878
Medical Office - Other	172	171	173	178	197
Medical Office Buildings Services	1,281	1,493	879	492	898
Total Medical Office Buildings	77,159	78,190	75,092	72,618	75,021

Seniors Housing Operating
Seniors Housing - Stabilized	120,106	114,660	113,975	108,847	104,518
Seniors Housing - Lease up	2,598	1,277	760	1,300	3,615
Seniors Housing - Other	62	69	61	110	129
Total Seniors Housing	122,766	116,006	114,796	110,257	108,262
Non-Segment	11,267	13,424	14,948	14,996	16,103
Net Operating Income	$450,186	$441,620	$424,650	$412,157	$413,031

[1] Amounts above are adjusted to exclude discontinued operations for all periods presented.
[2] Amounts above are not restated for changes between categories from quarter to quarter.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
(Dollars in thousands)

Total Portfolio Same-Store NOI
	For the Three Months Ended
	March 31,
	2014	2013

Net Operating Income	$450,186	$413,031

Less:
NOI Not Included in Same-Store	29,697	3,810
Straight-Lining of Rental Income, Excluding Discontinued Operations	7,898	7,886
Non-Cash Rental Income	4,725	2,930
Non-Segment NOI	11,267	16,103
	53,587	30,729

Same-Store Cash NOI as Reported	$396,599	$382,302

Percentage Increase		3.7%

Seniors Housing Operating Portfolio Same-Store NOI
	For the Three Months Ended
	March 31,
	2014	2013

Net Operating Income	$122,766	$108,262

Less:
NOI Not Included in Same-Store	9,711	128

Same-Store NOI as Reported	$113,055	$108,134

Percentage Increase		4.6%

	For the Three Months Ended
	March 31,	December 31,
	2014	2013

Net Operating Income	$122,766	$116,006

Less:
NOI Not Included in Same-Store	1,284	903

Same-Store NOI as Reported	$121,482	$115,103

Percentage Increase		5.5%

Click here to subscribe to Mobile Alerts for Ventas, Inc.

CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS